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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _________________


                                   FORM 8-K
                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  February 6, 2001



                               _________________


                            MINDARROW SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                    0-28403                  77-0511097
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
of incorporation)                                           Identification No.)


       101 Enterprise, Suite 340, Aliso Viejo, California         92656
            (Address of principal executive offices)            (Zip Code)


                             ____________________
      Registrant's telephone number, including area code: (949) 916-8705


                                      N/A
         (Former name or former address, if changed since last report)
                               _________________
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Item 5.    OTHER EVENTS

     On February 6, 2001, MindArrow Systems, Inc. (the "Company") announced that its founders would contribute shares to offset a potential fraud that may have been perpetrated by unaffiliated third parties against the Company when it was known as eCommercial.com. An internal investigation uncovered irregularities in the records of eCommercial's former transfer agent, and the Company has moved swiftly and aggressively to shield its shareholders.

     As a result of the internal investigation, the Company determined that between May 21, 1999 and March 8, 2000, stock certificates representing 1,108,051 shares (the "Discrepant Shares") were authenticated by the Company's prior transfer agent or others acting on its behalf without the Company's authorization or knowledge. The Discrepant Shares were not recorded in the stock ledger records kept by the former transfer agent. Upon discovery of potential criminal activity, the Company promptly contacted law enforcement officials and has assisted the U.S. Attorney's office in the investigation of this matter.

     In order to offset the potential impact of recognizing additional shares that may be in the hands of innocent purchasers, the Company's co-chairmen, who were the EVP/corporate secretary and CEO at the time the Discrepant Shares were issued, have entered into an agreement with the Company pursuant to which the two founders have agreed to contribute or transfer 1,108,051 of their personal shares in replacement or substitution for wrongly authenticated certificates. The agreement provides that in the event that any of the Discrepant Shares are recovered by the Company, an equivalent number of shares shall be issued to the Company's co-chairmen. In the event that the Company recovers cash or property other than the Discrepant Shares, then the Company shall issue shares of its common stock to the Company's co-chairmen at a rate of one share of common stock for every $4.50 in property or cash recovered. In no event shall the Company be obligated to issue more than 1,108,051 shares pursuant to the agreement.

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Item 7.      Financial Statements and Exhibits.

     (a)     Financial statements of businesses acquired.

             Not applicable.

     (b)     Pro forma financial information.

             Not applicable.

     (c)     Exhibits.

             The following exhibits are filed as a part of this report:

Exhibit No.  Description
-----------  -----------

   99.1      Text of press release of MindArrow Systems, Inc. issued February 6,
             2001.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MINDARROW SYSTEMS, INC.



                                     By:   /s/ Michael R. Friedl
                                          _____________________________________
                                          Michael R. Friedl
Date: February 8, 2001                    Chief Financial Officer and Treasurer
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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

   99.1        Text of press release of MindArrow Systems, Inc. issued February
               6, 2001.